UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Empire Commercial & Industrial Corporation
(Name of registrant as specified in its charter)

Nevada	6531	27-3327727
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2665 Strichen Avenue
Henderson, Nevada 89044
(702) 401-6405
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Offices of Harold P. Gewerter, Esq., Ltd. 2705 Airport Drive North Las Vegas, Nevada 89032 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	4,000,000	$.01	$40,000	$2.85
$0.001

1	4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Empire Commercial & Industrial Corporation

4,000,000 Shares of Common Stock
$0.01per share
$40,000 Maximum Offering

Empire Commercial & Industrial Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Empire Commercial & Industrial Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all-or-none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Steve McFadden, the sole officer and director of Empire Commercial & Industrial Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Empire Commercial & Industrial Corporation.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best-effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Empire Commercial & Industrial Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Empire Commercial & Industrial Corporation is a development stage, start-up company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 10.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Empire Commercial & Industrial Corporation’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$0.01	$0.00	$40,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Empire Commercial & Industrial Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2010.

PART I: INFORMATION REQUIRED IN PROSPECTUS

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
2665 STRICHEN
HENDERSON, NEVADA 89044
(702) 401-6405

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Empire Commercial & Industrial Corporation”.

General Information about the Company

Empire Commercial & Industrial Corporation was incorporated in the State of Nevada on August 20, 2010. Empire Commercial and Industrial Corporation’s primary business is real estate brokerage services for tenants/occupiers and property owners in the office, industrial and retail sectors.  We foresee office leasing and sales services as being the largest segment of our brokerage activity.  We plan on hiring professionals in the sole capacity to address owner/tenant or owner/investor needs.  The industrial sector includes services such as sales, lease, sublease, and company relocation.  Professional industrial consulting services include infrastructure design, marketing of specialty buildings, and build-to-suit industrial facilities.  Our retail services shall include market identification, store placement strategy, and market potentials on a customized level.  The Empire retail services professional can serve the retailer or the retail property owner to become a valued partner in the decision making process.

Empire Commercial & Industrial Corporation is a development stage company that has not significantly commenced its planned principal operations. Empire Commercial & Industrial Corporation operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development of the Empire Commercial & Industrial Corporation business plan;
2.	Completed detailed Internal Control and Procedures Manual to serve as a foundation, mapping tool and checks and balances tool, for developing all phases of our operations;
3.	Initiated working on sales and marketing material;
4.	Conducted and continue to monitor the conditions of our initial market and specifically the office, industrial, and retail sectors;

Empire Commercial & Industrial Corporation is attempting to become operational and hopes to start generating revenue approximately six months after the closing of the public offering.  In order to generate revenues, Empire Commercial & Industrial Corporation must address the following areas:

1.
Provide the highest level of market knowledge available to clients and the business community through the integration of demographic and mapping technologies and developing socio-economic models which allow for strategic market positioning and real estate forecasting.

2.	Achieve brand recognition as a commercial real estate company serving the Southern Nevada Market.
3.	Grow Brokerage and Client Services into new geographic markets.
4.	Continuously review our corporate structure to coincide with projected revenues and expenses in an effort to build a company for long-term success.
5.
Recruit and hire experienced mid level agents with five or more years of commercial real estate experience in the Las Vegas market.  Focus recruiting efforts on those agents who are at the mid level of 5-8 years of experience.  Specifically target individuals who display talents for establishing upper level management.

6.	Raise company identity by increased inventory control and tenant control. Establish an aggressive program to significantly increase market share of listings and tenant representation.

7.
Gather and maintain the most accurate and current information available as it pertains to the Greater Las Vegas Market. Offer more diversification of reports and market analysis to our clients and the business community.  Empire Commercial & Industrial Corporation  will strive to produce and maintain the most accurate market information available in the markets where Empire Commercial & Industrial Corporation operates.  Collect, confirm and report building-by-building data, sales and lease comps in Office, Industrial and Retail property types.

8.
Achieve brand and Company recognition as a commercial real estate company initially serving the Greater Nevada Market.  Create a Marketing Department responsible for enhancing and developing a consistent corporate quality image in regards to marketing materials, advertising, public relations and promotional materials used both internally and publicly carrying the Empire Commercial & Industrial Corporation name.  The creation of a Marketing Department will significantly add to the efficiency and productivity of Agents, and staff, increasing revue production and significantly improving our response to our clients needs.

9.
Provide research and market information for our clients based on social and economic modeling and its effects on the greater Las Vegas real estate market.  Engage the services of an economist to provide Empire Commercial & Industrial Corporation specialized and proprietary analysis of the economic impact of market velocity on the real estate market. To develop trend models and demographic impacts on land use, job demand, income and other demographic issues. To assist our Marketing Director in writing press releases and newsworthy articles on our behalf.

10.
Grow brokerage, property management and client services into new geographic markets.  Enter the following markets by merger, acquisition or sub-licensing with options to purchase existing Commercial Real Estate Firms in Reno, Tucson, San Diego, Albuquerque and Phoenix.

11.
Leverage the senior agents by developing a new base of earning capacity for future revenue growth.  Recruit and hire “new to the business” agents to go thru the Empire Commercial & Industrial Corporation intensive training program.

12.	Run our Company ethically and responsibly and conduct our business and ourselves ethically and responsibly.

The Company believes that raising $40,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We hope that the recurring revenues from commissions and fees will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from commissions and fees earned will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Empire Commercial & Industrial Corporation currently has one officer and director. This individual allocates time and personal resources to Empire Commercial & Industrial Corporation on a part-time basis and devotes approximately 10 hours a week to the Company.

As of the date of this prospectus, Empire Commercial & Industrial Corporation has 8,000,000 shares of $0.001 par value common stock issued and outstanding.

Empire Commercial & Industrial Corporation has administrative offices located on the premises of our President, Steve McFadden, which he provides on a rent free basis.  The address is 2665 Strichen Avenue, Henderson, Nevada 89044.

Empire Commercial & Industrial Corporation’s fiscal year end is July 31.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Empire Commercial & Industrial Corporation” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Empire Commercial & Industrial Corporation trust agent, Harold p. Gewerter, Esq. acts as legal counsel for Empire Commercial & Industrial Corporation and is therefore not an independent third party.

Net Proceed to Company:	$40,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	8,000,000 common shares

Number of Shares Outstanding
After the Offering:	12,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Empire Commercial & Industrial Corporation assets, book value, historical earnings, or net worth.

Empire Commercial & Industrial Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, equipment, office supplies, rent, salaries/contractors, and sales and marketing expenses.

The Company has not presently secured an independent stock transfer agent. Empire Commercial & Industrial Corporation has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Empire Commercial & Industrial Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Empire Commercial & Industrial Corporation financial statements.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Empire Commercial & Industrial Corporation has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Statement of operations data

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD (INCEPTION) AUGUST 20, 2010 TO SEPTEMBER 30, 2010

(Inception)
August 20, 2010
to
SEPTEMBER 30,
2010

Revenue	$-

Operating expenses
General & Administrative	376
Professional fees	5,500
Total operating expenses	5,876

Net loss before Income Taxes	$(5,876)

Provision for Income Taxes	$-

Net Loss	$(5,876)

Net loss per share-basic	$(0.00)

Weighted average number of common shares
outstanding - basic	6,857,143

The Accompanying Notes are an Integral Part of These Financial Statements.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

STEVE MCFADDEN, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until the public offering is closed.  Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Steve McFadden. While Mr. McFadden has business experience including management, he does not have experience in a public company setting, such as serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Empire Commercial & Industrial Corporation has had no revenues to date and has incurred only losses since its inception.  The Company has had minimal operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on August 20, 2010; we have not yet commenced our business operations and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Empire Commercial & Industrial Corporation has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Empire Commercial & Industrial Corporation begins to generate sufficient revenues to finance operations as a going concern, Empire Commercial & Industrial Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Empire Commercial & Industrial Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Empire Commercial & Industrial Corporation in the event it does not have adequate proceeds from this offering. However, Empire Commercial & Industrial Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR SERVICES. IF THE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ATTRACT A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to attract brokerage and client services that the market needs is critically important to our success. We cannot be certain that the services we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF STEVE MCFADDEN COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Steve McFadden. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace his with another individual qualified to develop our planned operations.  The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE BROKERAGE AND RELATED CLIENT SERVICES MARKET AND SPECIFICALLY THE OFFICE, INDUSTRIAL, AND RETAIL SECTORS IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND OTHER BUSINESSES ARE WILLING TO ACCEPT AND UTILIZE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Empire Commercial & Industrial Corporation has many potential competitors in the commercial real estate brokerage sector.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, undertake more extensive marketing activities, and offer terms that are more attractive to clients than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Empire Commercial & Industrial Corporation’s endeavors.  Empire Commercial & Industrial Corporation cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Empire Commercial & Industrial Corporation has limited capital resources. Unless Empire Commercial & Industrial Corporation begins to generate sufficient revenues to finance operations as a going concern, Empire Commercial & Industrial Corporation may experience liquidity and solvency problems. Such liquidity and solvency problems may force Empire Commercial & Industrial Corporation to cease operations if additional financing is not available. No known alternative sources of funds are available to Empire Commercial & Industrial Corporation in the event it does not receive adequate proceeds from this offering. However, Empire Commercial & Industrial Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Empire Commercial & Industrial Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Empire Commercial & Industrial Corporation is Steve McFadden who also serves as its President, Secretary, Treasurer and Director.  Mr. McFadden acquired 8,000,000 restricted shares of Empire Commercial & Industrial Corporation common stock at a price per share of $0.001 for an $8,000 equity investment.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Empire Commercial & Industrial Corporation common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE STEVE MCFADDEN, EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Steve McFadden, Empire Commercial & Industrial Corporation’s President, Secretary, Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Empire Commercial & Industrial Corporation security holders, including the election of directors. Mr. McFadden would retain 66.7% ownership in Empire Commercial & Industrial Corporation common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Empire Commercial & Industrial Corporation stockholders to receive a premium for their shares of Empire Commercial & Industrial Corporation common stock in the event Empire Commercial & Industrial Corporation enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Empire Commercial & Industrial Corporation. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,500 cost of this Registration Statement to be paid from our cash on hand.  We have already paid a significant amount of the Registration Statement costs and the balance of cash on hand is sufficient to pay the balance of the costs.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Empire Commercial & Industrial Corporation business, financial condition, and prospects that reflect Empire Commercial & Industrial Corporation management’s assumptions and beliefs based on information currently available. Empire Commercial & Industrial Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Empire Commercial & Industrial Corporation assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Empire Commercial & Industrial Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance brokerage and client services that Empire Commercial & Industrial Corporation expects to market, Empire Commercial & Industrial Corporation’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Empire Commercial & Industrial Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $40,000 gross proceeds to Empire Commercial & Industrial Corporation.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful closing of this offering:

Empire Commercial & Industrial Corporation intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	40,000	100.00

Offering Expenses
Legal & Professional Fees	1,500	3.75
Accounting Fees	3,500	8.75
Edgar Fees	700	1.75
Blue-sky fees	800	2.00
Total Offering Expenses	6,500	16.25

Net Proceeds from Offering	33,500	83.75

Use of Net Proceeds
Accounting Fees	2,000	5.00
Brokerage - Licensing, Dues, Fees & Insurance	1,800	4.50
Legal and Professional Fees	1,000	2.50
Equipment - Purchase/Lease	1,900	4.75
Office Supplies	1,200	3.00
Rent	7,500	18.75
Salaries/Contractors 1	5,500	13.75
Sales & Marketing	12,600	31.50
Total Use of Net Proceeds	33,500	83.75

Total Use of Proceeds	40,000	100.00

Notes:

1 The category of Salaries/Contractors is allocated for the purpose of paying potential part-time employees or contracted employees.  None of the proceeds allocated in this category are intended to pay the CEO.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Empire Commercial & Industrial Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Empire Commercial & Industrial Corporation’s issued and outstanding stock. This is due in part because of the common stock issued to the Empire Commercial & Industrial Corporation officer, director, and employee totaling 8,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Empire Commercial & Industrial Corporation net book value on September 30, 2010 was $2,449. Assuming all 4,000,000 shares offered are sold, and in effect Empire Commercial & Industrial Corporation receive the maximum estimated proceeds of this offering from shareholders, Empire Commercial & Industrial Corporation net book value will be approximately $0.0035 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0065 per share while the Empire Commercial & Industrial Corporation present stockholder will receive an increase of $0.0032 per share in the net tangible book value of the shares that he holds. This will result in a 65.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Empire Commercial & Industrial Corporation previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0003

Book Value Per Share After the Offering	$0.0035

Net Increase to Original Shareholders	$0.0032

Decrease in Investment to New Shareholders	$0.0065

Dilution to New Shareholders (%)	65.00%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Steve McFadden, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. McFadden will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. McFadden does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. McFadden will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. McFadden is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. McFadden is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. McFadden is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. McFadden is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Empire Commercial & Industrial Corporation (“Company”) is offering on a best-efforts, all-or-none basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Empire Commercial & Industrial Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all-or-none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  Steve McFadden, the sole officer and director of Empire Commercial & Industrial Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Empire Commercial & Industrial Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Empire Commercial & Industrial Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Empire Commercial & Industrial Corporation were to enter into such arrangements, Empire Commercial & Industrial Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Empire Commercial & Industrial Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Empire Commercial & Industrial Corporation has not identified the specific states where the offering will be sold. Empire Commercial & Industrial Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Empire Commercial & Industrial Corporation (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Drive, North Las Vegas, Nevada 89032.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending clearance and no funds shall be released to Empire Commercial & Industrial Corporation until such a time as the entire offering is sold. If the entire offering is not sold, and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Empire Commercial & Industrial Corporation, 2705 Airport Drive, North Las Vegas, Nevada 89032.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. Empire Commercial & Industrial Corporation reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Empire Commercial & Industrial Corporation accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Empire Commercial & Industrial Corporation’s authorized capital stock consists of 5,000,000 shares of preferred stock with a par value $.001, and 70,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Empire Commercial & Industrial Corporation has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Empire Commercial & Industrial Corporation’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Empire Commercial & Industrial Corporation common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Empire Commercial & Industrial Corporation directors.

PREEMPTIVE RIGHTS

No holder of any shares of Empire Commercial & Industrial Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Empire Commercial & Industrial Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Empire Commercial & Industrial Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Empire Commercial & Industrial Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to September 30, 2010, included in this prospectus has been audited by Seale & Beers, CPAs, PCAOB- and CPAB-Registered Auditors, 50 South Jones, Suite 202, Las Vegas, Nevada 89107.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Road, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Empire Commercial & Industrial Corporation was incorporated in the State of Nevada on August 20, 2010 under the same name. Since inception, Empire Commercial & Industrial Corporation has not generated revenues and has accumulated losses in the amount of $5,876 as of audit date September 30, 2010.  Empire Commercial & Industrial Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Empire Commercial & Industrial Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Empire Commercial & Industrial Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from operations.  Empire Commercial & Industrial Corporation believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months.

Empire Commercial & Industrial Corporation’s administrative office is located at 2665 Strichen Avenue, Henderson, Nevada 89044.

Empire Commercial & Industrial Corporation’s fiscal year end is July 31.

Business Overview

Empire Commercial and Industrial Corporation’s primary business is real estate brokerage services for tenants/occupiers and property owners in the office, industrial and retail sectors.  We foresee office leasing and sales services as being the largest segment of our brokerage activity.  We plan on hiring professionals in the sole capacity to address owner/tenant or owner/investor needs.  The industrial sector includes services such as sales, lease, sublease, and company relocation.  Professional industrial consulting services include infrastructure design, marketing of specialty buildings, and build-to-suit industrial facilities.  Our retail services shall include market identification, store placement strategy, and market potentials on a customized level.  The Empire retail services professional can serve the retailer or the retail property owner to become a valued partner in the decision making process.

We plan to provide all our professionals with the highest level of market knowledge available through the integration of demographic and mapping technologies, developing socio-economic models which allow for strategic market positioning and micro and macro real estate forecasting ensuring that our clients make strategic and informed decisions.

Product Development

Empire Commercial & Industrial Corporation must address the following areas:

1.
Provide the highest level of market knowledge available to clients and the business community through the integration of demographic and mapping technologies, and developing socio-economic models which allow for strategic market positioning and micro and macro real estate forecasting.

2.	Achieve brand recognition as a qualified, competent, and reliable commercial real estate company.
3.	Grow Brokerage and Client Services into new geographic markets.
4.	Evaluate and nurture potential joint venture opportunities.
5.	Create the Empire Commercial & Industrial Corporation Services Group and maintain the most accurate market information available.

It is the responsibility of the President to develop, implement and execute the Strategic Business Plan of the Brokerage Company. While this plan focuses on primary goals and their associated sub-goals, there are a myriad of activities that will be necessary to carry out each day. This plan will serve to keep the ownership and management team focused and accountable to achieving the primary goals of the Company.  As the Company grows, the President will elicit the support of department heads, and other key personnel to see to it that the goals contained herein will be achieved through the timely completion of the action steps.

I.
Finalize and provide practices, policies and procedures for setting commission splits and expense guidelines to attract and retain quality and driven employees.  This corporate structure will coincide with projected revenues and expenses in an effort to build a company for long-term success.

Planned Action Steps:
•	Review and obtain commission splits from the industry to ensure a competitive compensation package to prospective employees
•	Continuously review commission splits from other firms to ensure our continued competitiveness within the marketplace
•	Develop new and improved commission splits and brackets
•	Develop incentive bonus for Investments by Agents in Real Estate
•	Analyze net effect of our splits against agents current model
•	Provide policies and procedures manual detailing corporate rules and guidelines and individual job responsibilities.
•	Move forward with Practices and Procedures Manual with commission splits for all new agents
•	Align expense items for full service by company

II.
Put time into sales agent’s hands by simplifying and streamlining the process of winning and servicing our clients.  Create standardized off-the-shelf-materials for Company and Agent introduction and Tenant/Landlord Representation business.

Planned Action Steps:
•	Create standardized, branded, short form off-the-shelf collateral materials
•	Develop off-the-shelf proposals
•	Identify what collateral materials are required by the agents
•	Develop “Tenant Representation” and “Landlord Representation” presentation boards and Power Point slide shows.
•	Create “Professional Profiles” for staff and agents

III.
Recruit and hire experienced mid level agents with five or more years of commercial real estate experience in the Las Vegas market.  Focus recruiting efforts on those agents who are at the mid level of 5-8 years of experience.  Specifically target individuals who display talents for establishing upper level management relationships.  Initial efforts will be made to hire a total of three office agents and two industrial agents.

Planned Action Steps:
•	Develop a recruiting presentation to include branded materials
•	Develop graphics, marketing, data and mapping materials portfolio of Empire Commercial & Industrial Corporation for recruiting presentation
•	Identify a list of targeted recruits in each category listed above
•	Develop a dossier in each candidate with professional and personal information
•	Create a “Sign On” incentive to entice recruits
•	Develop a 12 month touch program with Empire Commercial & Industrial Corporation announcements, market reports, news letter etc.
•	Establish a quarterly contact meeting to include lunch or outings

IV.
Leverage the senior agents by developing a new base of earning capacity for future revenue growth.  Recruit and hire “new to the business” agents to go thru the Empire Commercial & Industrial Corporation intensive training program.

Planned Action Steps:
•	Develop a recruiting presentation to include branded marketing materials
•	Identify three recruiting venues in Las Vegas from which to recruit
•	Align ourselves with the UNLV’s Lied Institute for Real Estate and join their advisory board.
•	Contact Deans of undergrad Marketing, Finance and Business Depts.
•	Work to hire interns from UNLV’s Lied Institute for research work.
•	Identify other industries where young sales oriented professionals are drawn to.
•	Indentify people in those industries and contact for interest in real estate.
•	Make recruiting presentations at all venues and at all opportunities.

V.
Provide a trainee to each senior agent who has an interest in training and leveraging his/her time.  With on the job training and a mentoring program the senior agent will assign many tasks to the trainee consequently freeing up time and allowing the senior agent to focus and service an increased number of clients.

Planned Action Steps:
•	Identify senior agents that have the ability to teach.
•	Develop a financial package to compensate the trainee
•	Develop a Training outline for Senior Agents to follow as a guide to reach certain quarterly benchmarks.
•	Place trainee with the appropriate Agent to begin program
•	Meet monthly with the Senior Agent and Trainee individually and determine quality of the training.
•	Make any changes or additions necessary to guarantee a quality day-to-day training program.
•	Trainee to attend all company sponsored training programs.
•	Have a 6 month review to determine if the trainee is assimilating into the program.
•	At the completion of the 12 months program the trainee will graduate to an Associate position and be expected to generate revenue for his/her self and the Senior Agent.

VI.
Achieve brand and company recognition as a commercial real estate company initially serving the Greater Nevada Market.  Create a Marketing Department responsible for enhancing and developing a consistent corporate quality image in regards to marketing materials, advertising, public relations and promotional materials used both internally and publicly carrying the Empire Commercial & Industrial Corporation name.  The creation of a Marketing Department will significantly add to the efficiency and productivity of Agents, and staff, increasing revue production and significantly improving our response to our clients needs.

Planned Action Steps:
•	Fully define role of an in-house Marketing Department
•	Indentify candidates for positions and begin interviewing
•	Hire a Director of Marketing
•	Establish specific goals, programs and campaigns for the following areas:
o	Branding
o	Public Relations
o	Press Relations
o	Special Events
o	Empire Commercial & Industrial Corporation PR and advertising
o	Advertising Campaign
o	Graphic Design
o	Industry Networking
o	Further enhance web site and presence

VII.	Raise company identity by increased inventory control and tenant control. Establish an aggressive program to significantly increase market share of listings and tenant representation.

Planned Action Steps:
•	Benchmark each agent by listing agreements
•	Establish goals for each agent to meet the above strategy
•	Each agent to identify a minimum of 25 tenants each week to be called to obtain current space requirements and lease termination dates.
•
Each agent to identify 30 landlords each month to be contacted regarding available space, future available space and building information for database. Identify landlord’s interest in acquiring more properties.

o	“Ask for the listing”
o	‘Ask for the exclusive tenant representation”
o	Keep contacting every 90 days.

VIII.
Create the highest level of market knowledge available to clients and the business community through the integration of demographic and mapping technologies.  Develop socio-economic models which allow for strategic market positioning and real estate forecasting.  Develop a mapping and demographic analysis capability to better present market information to our clients and increase revenue by being able to compete and win more business.

Hire a full time GIS Mapper

Planned Action Steps:
•	Advertise for position.
•	Interview all candidates.
•	Hire GIS Mapper
•	Purchase Arc View, Adobe Photoshop and Acrobat software programs.
•	GIS technician begins to create standard libraries for industrial parks, office parks and major retail shopping centers and districts.
•	Present to sales agents the department’s capabilities.

IX.
Provide research and market information for our clients based on social and economic modeling and its effects on the greater Las Vegas real estate market.  Engage the services of an economist to provide Empire Commercial & Industrial Corporation specialized and proprietary analysis of the economic impact of market velocity on the real estate market. To develop trend models and demographic impacts on land use, job demand, income and other demographic issues. To assist our Marketing Director in writing press releases and newsworthy articles on our behalf.

Planned Action Steps:
•	Identify local economists in the public or private sector.
•	Contact identified economist to determine if we can contract with them for market modeling and trend information.
•	Meet with interested parties
•	Review their work and rank best candidates
•	Retain services

X.
Grow brokerage, property management and client services into new geographic markets.  Enter the following markets by merger, acquisition or sub-licensing with options to purchase existing Commercial Real Estate Firms in Reno, Tucson, San Diego, Albuquerque and Phoenix.

Planned Action Steps;
•	Evaluate each market for size, product types, competitive market share and revenue potential.
•	Rank each market based on opportunity for access and success.
•	Identify non-branded firms and principals of each.
•	Initiate investigative meetings with each firm in order of market ranking.
•	Develop a Touch 24 program with those firms that rank 1 and 2 in each market.
•	Continue relationship development with principals of identified firms.
•	Open one new market every two years
•	Continue process to open additional markets as capitol and opportunities allow.

XI.
Gather and maintain the most accurate and current information available as it pertains to the Greater Las Vegas Market. Offer more diversification of reports and market analysis to our clients and the business community.  The Empire Commercial & Industrial Corporation Information Services Group will produce and maintain the most accurate market information available in the markets where Empire Commercial & Industrial Corporation operates.  Collect, confirm and report building-by-building data, sales and lease comps in Office, Industrial and Retail property types.

Planned Action Steps:
•	Interview, hire and train the “Director of Research Services”.
•	Interview, hire and train the “Data Collection Team” (college interns)
•	Purchase desktop computers to be dedicated to the research department.
•	Data collection team to begin grid by grid market survey including photographs of all properties.
•	Define the market base for office, retail and industrial properties.

Industry Analysis

The Commercial Real Estate market is composed of three primary markets; Industrial, Office and Retail. Sub-markets would consist of Land, Multi-tenant (apartments) and Hotels. Our initial engagement into the Las Vegas market will focus on the three primary markets as defined below.

Current Commercial Real Estate Conditions:

Industrial Market
Applied Analysis reported the vacancy rate for industrial properties rose to 16.6 percent in the third quarter, up from 16.2 percent (source: Las Vegas Sun Newspaper Article – Commercial Real Estate’s slide likely at an End – October 29, 2010 article http://www.lasvegassun.com/news/2010/oct/29/commercial-real-estates-slide-likely-end/).  The third quarter had slightly more square feet occupied than vacated, which stopped a trend of six consecutive quarters of decline.  The northwest valley continued to have the highest vacancy rate at 21.1 percent, but this is a 7.9 percent drop from the second quarter.  Manufacturing related, wholesale trade, exhibition services followed by retail services and construction were the most active business taking industrial space in 2010.  The average asking rent in the third quarter was 57 cents per square foot which was one cent lower than the second quarter as compared to 68 cents per square foot in the third quarter of 2009.

Office Market

Southern Nevada’s office market continues to show signs of recovery, and has seen an end to the free fall it experienced in 2008 and 2009.  “In the office market, research firm Applied Analysis reported the third-quarter vacancy rate dropped to 24 percent from 24.1 percent in the second quarter.  Colliers International Las Vegas reported a vacancy rate of 24.3 percent, including sublease space, down from 24.8 percent in the April through June period.  CB Richard Ellis pegged the vacancy rate at 24.1 percent in the third quarter, down from 25.4 percent in the second quarter” (source: Las Vegas Sun Newspaper Article – Commercial Real Estate’s slide likely at an End – October 29, 2010 article http://www.lasvegassun.com/news/2010/oct/29/commercial-real-estates-slide-likely-end/).  This is a positive sign and ends 15 straight quarters of rising office vacancy where hopefully the market has bottomed and is nearing a recovery turnaround.  Business in healthcare, financial or legal services acquired nearly half the office space occupied so far this year and national tenants made up 51 percent of the space taken compared with 30 percent of the space taken by local based companies.  “The highest office vacancy rates were in the southwest valley at 29.6 percent and the surrounding McCarran International airport at 26.5 percent, Colliers reported.  The lowest vacancy rates were in downtown Las Vegas at 14.9 percent.  High-end Class A office space had the highest vacancy rate at 32.1 percent, while the midlevel Class B office space saw a decline to 21.8 percent, Colliers reported.  Applied Analysis said the average lease rates declined in the third quarter to $2.09, down 2 percent from the second quarter.  Class A space was $2.61, Class B space $1.97 and class C space was $1.66 ” (source: Las Vegas Sun Newspaper Article – Commercial Real Estate’s slide likely at an End – October 29, 2010 article http://www.lasvegassun.com/news/2010/oct/29/commercial-real-estates-slide-likely-end/).

Retail Market

Southern Nevada’s retail market showed minor improvement in the third quarter of 2010, but continued to suffer from rising vacancy despite positive net absorption. This is the second straight positive net absorption quarter where retailers moved into more space than out.  Despite the positive net absorption numbers, asking monthly rents fell to $1.58 a square foot, compared with $1.66 in the previous quarter and $1.83 a year ago.  Vacancy rates followed suit and increased to 10.5% from 10.1% in the second quarter compared to 8.3% during the third quarter of 2009 (source: Las Vegas Review Journal Newspaper, October 15, 2010 Business Section).  No new anchored retail centers were completed in the past two quarters and nothing is likely to be completed for the rest of the year.

There are still 77 retail units available for leases that are 10,000 square feet in size or larger. This was 23 more spaces of this size range than were available one year ago. The largest of these anchor spaces was the Great Indoors at Boca Park (139,000 square feet), the vacant indoor swap-meet at Charleston Plaza Mall (106,000 square feet) and the former Albertsons at Renaissance Center East (62,000 square feet). Waldenbooks, B. Dalton, Jo-Ann, Pier 1, Kirklands, Target and K-Mart have all announced national closures in 2010, though there has been no announcement that any of these closures will take place in Southern Nevada. The largest announced national expansions in 2010 are by McDonalds, Go Green and Dollar General. 7-Eleven, based in Dallas, recently announced that they will be opening from 15 to 20 new stores in Southern Nevada over the next three years, with at least half of those stores occupying existing available space. Raising Cane’s, Carl’s Jr., BJ’s, Clear Wireless and Cox are also expanding their presence in Southern Nevada.

Industrial Definitions
Incubator: Multi-tenant buildings without dock-high loading doors that have a parking ratio lower than 3.5/1,000 square feet and bay sizes lower than 3,500 square feet.
Light Distribution: Multi- or single-tenant buildings that include dock-high loading doors and have bay sizes of less than 15,000 square feet.
Light Industrial: Multi- or single-tenant buildings without dock-high loading doors that have a parking ratio lower than 3.5/1,000 square feet and, in the case of multi-tenant buildings, bay sizes of at least 3,500 square feet.
R&D/Flex: Multi- or single-tenant buildings without dock-high loading doors with parking ratios in excess of 3.5/1,000 square feet.
Warehouse/Distribution: Multi- or single-tenant buildings that include dock-high loading doors and have bay sizes of at least 15,000 square feet.

Office Definitions
Class A Office: Buildings with steel frame construction, high end exterior finish, distinctive lobbies featuring upgraded finishes, amenities including on-site security, state-of-the-art communications and data infrastructure and covered parking. Class A buildings are usually multi-story.
Class B Office: Buildings steel frame, reinforced concrete or concrete tilt-up construction. Class B buildings contain common bathrooms and hallways, and their lobbies may have granite and hardwood detailing. Class B buildings are often multi-story.
Class C Office: Buildings of wood frame construction. Class C buildings are often garden-style and are built around courtyards.
Medical Office: Buildings that are more than 50% occupied by medical tenants.

Retail Definitions
Community Center: Retail centers anchored by supermarkets, drug stores and discount department stores. Tenants include off-price retailers selling apparel, home improvements/furnishings, toys, electronics or sporting goods.
Neighborhood Center: Retail centers anchored by supermarkets and drug stores. Neighborhood centers are intended for convenience shopping for day-to-day needs of consumers.
Power Center: Retail centers dominated by several large anchors including discount department stores, off-price stores, warehouse clubs or “category killers”. Power centers generally inline space.

General Definitions
Vacant SF: Space in a building that is unoccupied and offered for lease by the owner of the company.
Sublease SF: Space in a building that offered for sub-lease by the primary tenant. This space may or may not be unoccupied.
Net Absorption: The difference in occupied square footage from one period to another.

Marketing

Empire Commercial and Industrial Corporation will focus on marketing real estate brokerage services for tenants/occupiers and property owners in the office, industrial and retail sectors.  We foresee office leasing and sales services as being the largest segment of our brokerage activity.  We plan on hiring professionals in the sole capacity to address owner/tenant or owner/investor needs.  The industrial sector includes services such as sales, lease, sublease, and company relocation.  Professionals hired specifically for this sector will have backgrounds with emphasis in industrial consulting services, infrastructure design, marketing of specialty buildings, and build-to-suit industrial facilities.  Retail service professional’s duties and backgrounds shall include market identification, store placement strategy, and market potentials on a customized level.  The Empire retail services professional can serve the retailer or the retail property owner to become a valued partner in the decision making process.

We plan to provide all our professionals with the highest level of market knowledge available through the integration of demographic and mapping technologies.  In addition, developing socio-economic models for strategic market positioning and micro and macro real estate forecasting shall ensure that our clients make strategic and informed decisions.

Planned Action Steps:
•	Presentations to prospective clients include sector specific branded materials
•	Develop and present graphics, marketing, data and mapping materials portfolio per sector
•	Benchmark each agent by listing agreements
•	Each agent to identify a minimum of 25 tenants each week to be called to obtain current space requirements and lease termination dates.
•
Each agent to identify 30 landlords each month to be contacted regarding available space, future available space and building information for database. Identify landlord’s interest in acquiring more properties.

•	Ask for the listing
•	Ask for the exclusive tenant representation
•	Keep contacting every 90 days.
•	Develop a 12 month touch program with Empire Commercial & Industrial Corporation announcements, market reports, news letter etc.
•
Engage economist type strategies and provide material to specialized and proprietary analysis of the economic impact of market velocity on the real estate market. Provide marketing material to include trend models and demographic impacts on land use, job demand, income and other demographic issues. These efforts will assist our Marketing Director in writing press releases and newsworthy articles on our behalf.

Growth Strategy of the Company

Grow brokerage, property management and client services into new geographic markets by entering the following markets by merger, acquisition or sub-licensing with options to purchase existing Commercial Real Estate Firms in Reno, Tucson, San Diego, Albuquerque and Phoenix.

Planned Action Steps;

•	Evaluate each market for size, product types, competitive market share and revenue potential.
•	Rank each market based on opportunity for access and success.
•	Identify non-branded firms and principals of each.
•	Initiate investigative meetings with each firm in order of market ranking.
•	Develop a Touch 24 program with those firms that rank 1 and 2 in each market.
•	Continue relationship development with principals of identified firms.
•	Open one new market every 2 years
•	Continue process to open additional markets as capitol and opportunities allow.

Competitor Analysis

The commercial real estate market is vast with many established competitors.  The competition is competent, experienced, and may have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of services and have greater name recognition within the industry.  These companies also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company.  Our potential competitors include CB Richard Ellis, Colliers, Commerce CRG, Grubb & Ellis, Coldwell Banker Commercial, Prudential CRES/IPG, Lee & Associates, Gatski Commercial, Shea Commercial, and NAI Las Vegas.  These companies are all highly respected and have agent counts from 5 to 35.

While the market has many established competitors; there are literally millions of square feet of industrial, office and retail space to be acquired, disposed or leased in Southern Nevada.  One of our strategies to acquire market share is to bring on board experienced agents and reinvigorate them with that hit-the-ground-running attitude and fine their farm skills to become experts and targeting specific geographic areas.  We will strive to have a blend of talent by hiring experienced agents with emphasis on specific markets.  In order to successfully recruit competent talent we must be able to show that we have the corporate structure and support to provide superior services, offices, commission structures and support.

12 Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $40,000 through the offering.  We have prudently budgeted the $40,000 to sustain operations for a twelve-month period.  The Company hopes it will start to generate revenue approximately six months after closing of the public offering.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Quarter

0-3 Months (estimated expenditures $5,100)
-Review commission splits
-Develop new and improved commission splits for each level and sector
-Develop incentive bonus for investment by agents in real estate
-Move forward with Practices and Procedures Manual with commission splits for all new agents
-Align expense items for full service by company
-Finalize marketing material and brochures
-Develop a recruiting presentation to include branded materials
-Develop graphics, marketing, data and mapping materials portfolio of
     Empire Commercial & Industrial Corporation for recruiting
     Presentation
-Identify a list of targeted recruits in each category
-Develop a dossier in each candidate with professional and personal information
-Create a “Sign On” incentive to entice recruits
-Develop a 12 month touch program with Empire Commercial & Industrial
     Corporation announcements, market reports, news letter etc.
-Interview for experienced mid-level agents with five or more years experience in their sector
-Evaluate and hire web designer

4-6 Months (estimated expenditures $11,400)
-Develop a recruiting presentation to include branded marketing materials
-Recruit and hire experienced mid-level agents with five or more years of commercial real estate experience in the Las Vegas market.
-Develop a recruiting presentation to include branded marketing materials
-Identify 3 recruiting venues in Las Vegas from which to recruit
-Align ourselves with the UNLV’s Lied Institute for Real Estate and join their advisory board
-Contact Dean of undergrad Marketing, Finance and Business Departments to meet and introduce company
-Work towards relationship to hire interns from UNLV’s Lied Institute for research work.
-Finalize web site development
-Establish specific goals, programs and campaigns and initiate efforts for the following areas:
•Branding
•Public Relations
•Press Relations
•Special Events
•Empire Commercial & Industrial Corporation PR and advertising
•Advertising Campaign
•Graphic Design
•Industry Networking
•Web Site Development
•Marketing Director to develop and present first draft of overall strategic plan.
•Implement the overall strategy

-Evaluate and identify possible joint venture opportunities with competitors in complementing businesses
-Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $10,500)
-Raise company identity by increased inventory control and tenant control
-Establish an aggressive program to significantly increase market share of listings and tenant representation
-Further nurture joint venture opportunities
-Place ad to hire full-time GIS Mapper
-Benchmark each agent by listing agreements
-Evaluate goals and efforts of each agent over the past 90 days
-Reinforce work ethic to identify a minimum of 25 tenants each week to be called to obtain current space requirements and lease termination dates.
-Reinforce that each agent to identify 30 landlords each month to be contacted regarding available space, future available space and building information for database. Identify landlord’s interest in acquiring more properties.
-Emphasize – ASK for the LISTINGS
-Emphasize – ASK of the EXCLUSIVE TENANT REPRESENTATION
-Keep contacting every 90 days

10-12 Months (estimated expenditures $6,500)
-Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
-Analyze marketing efforts to date and address necessary deficiencies
-Develop a mapping and demographic analysis capability to better present market information to our clients in an effort to increase revenue by  being able to compete and attract more business
-Purchase Arc View, Adobe Photoshop and Acrobat software programs
-GIS technician begins to create standard libraries for industrial parks office parks and major retail shopping centers and districts
-Present to Sales Agents the department’s capabilities.
-Present to sales agents and train to effectively market to potential clients
-Finalize detailed two-year marketing and business plan
-Identify local economists in the public or private sector
-Contact identified economist to determine if we can contract with them for market modeling and trend information
-Meet with interested parties
-Review their work and rank best candidates

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Nevada Real Estate Division
Salesperson License: Applicants for a real estate salesperson license must show, pursuant to NAC 645.435, proof of completion of the required 90 hours or 6 semester units of instruction in real estate principles, practices and law from a Nevada Real Estate Commission accredited provider . The course must include a minimum of 18 hours of Nevada law, consisting of NRS 645, 119, 119A, 119B and their respective administrative codes.  Certified transcripts must be submitted with the license application. Copies of certified transcripts are accepted.  Applicants must show proof of passing the national and Nevada state exam within one year of the application date.  Applicants may use their national examination results from another state (if dated within one year of the date of application for a Nevada real estate license) but must show proof of those results.

Broker and Broker/Salesperson License: Applicants for a Broker's license must have been actively engaged as a full-time licensed real estate broker or salesman for at least two (2) of the four (4) years immediately prior to the issuance of a Nevada Broker license. Applicants may apply for a Broker/Salesperson license without meeting the experience requirement but must meet the testing and education requirement of a Broker.  Applicants must show proof of passing the national and Nevada state exam within one year of the application date.  Applicants may use their national examination results from another state but must show proof of those results and meet the one year deadline.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Steve McFadden who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Empire Commercial & Industrial Corporation currently uses an administrative office located at 2665 Strichen Avenue, Henderson, Nevada 89044.  Mr. McFadden, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate.   Based upon planned operations and the future growth of the company; we have budgeted for rent expense in the “Use of Proceeds” section.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-           Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-           Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-           Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-           Contains a toll-free number for inquiries on disciplinary actions;

-           Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-           Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-           The bid and offer quotations for the penny stock;

-           The compensation of the broker-dealer and its salesperson in the transaction;

-           The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-           Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Empire Commercial & Industrial Corporation has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Empire Commercial & Industrial Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Empire Commercial & Industrial Corporation (A Development Stage Company) as of September 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on August 20, 2010 through September 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Commercial & Industrial Corporation (A Development Stage Company) as of September 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on August 20, 2010 through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $5,876, an accumulated deficit of $8,876, working capital of $2,124, and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
November 16, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2010

SEPTEMBER 30,
2010
ASSETS

Current Assets
Cash	$2,449
Total current assets	2,449

Total assets	$2,449

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$325
Total current liabilities	$325

Total liabilities	$325

Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, -0- shares issued and outstanding	$-
Common stock, $0.001 par value, 70,000,000 shares
authorized, 8,000,000 issued and outstanding	8,000
Additional paid in capital	-
Deficit accumulated during development stage	(5,876)
Total stockholders' equity	2,124

Total liabilities and stockholders' equity	$2,449

The Accompanying Notes are an Integral Part of These Financial Statements.

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM (INCEPTION) AUGUST 20, 2010 TO SEPTEMBER 30, 2010

(Inception)
August 20, 2010
to
SEPTEMBER 30,
2010

Revenue	$-

Operating expenses
General & Administrative	376
Professional fees	5,500
Total operating expenses	5,876

Net loss before Income Taxes	$(5,876)

Provision for Income Taxes	$-

Net Loss	$(5,876)

Net loss per share-basic	$(0.00)

Weighted average number of common shares
outstanding - basic	6,857,143

The Accompanying Notes are an Integral Part of These Financial Statements.

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFECIT)
FOR THE PERIOD (INCEPTION) AUGUST 20, 2010 TO SEPTEMBER 30, 2010

							Deficit
							Accumulated
						Additional	During	Total
	Price	Preferred Stock		Common Stock		Paid In	Development	Stockholders'
	Per Share	Shares	Amount	Shares	Amount	Capital	Stage	Equity
(Inception)
August 20, 2010	-	-	$-	-	$-	$-	-	$-

August 26, 2010
Issuance of common stock
to Founder for Cash	$0.001	-	$-	8,000,000	$8,000	$-	-	$8,000

Net Loss from (Inception)
August 20, 2010 to September 30, 2010						$-	(5,876)	(5,876)

Balance, September 30, 2010		-	$-	8,000,000	$8,000	-	(5,876)	$2,124

The Accompanying Notes are an Integral Part of These Financial Statements.

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD (INCEPTION) AUGUST 20, 2010 TO SEPTEMBER 30, 2010

(Inception)
August 20, 2010
to
September 30,
2010
OPERATING ACTIVITIES
Net loss	$(5,876)
Adjustments to reconcile Net Income
to net cash provided by operations
Accounts Payable	325

Net cash used in operating activities	(5,551)

FINANCING ACTIVITIES
Issuance of shares to Founder for Cash	8,000

Net cash provided by financing activities	8,000

NET CHANGE IN CASH	2,449

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$2,449

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash activities
Stock issued for services	$-

The Accompanying Notes are an Integral Part of These Financial Statements.

EMPIRE COMMERCIAL & INDUSTRIAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on August 20, 2010 (Date of Inception) under the laws of the State of Nevada, as Empire Commercial & Industrial Corporation. The Company developed its business plan over the period commencing with August 20, 2010 and ending on September 30, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company will provide a consulting and support to corporations, government agencies and other institutions operating in the real estate industry.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to its customers.

Advertising Costs
Advertising costs are to be expensed as incurred. There were no advertising costs included in general and administrative expenses for the period from Inception (August 20, 2010) to September 30, 2010.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of September 30, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of September 30, 2010, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (August 20, 2010) through the period ended September 30, 2010 of ($5,876). In addition, the Company’s development activities since inception have been financially sustained through equity financing by related parties.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At September 30, 2010, the Company had a federal operating loss carryforward of $5,876, which begins to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2010:

2010
Deferred tax assets:
Net operating loss carryforward	$2,056
Total deferred tax assets	2,056
Less: Valuation allowance	(2,056)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of September 30, 2010 was $2,056, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2010 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at September 30, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 5,000,000 shares of its $0.001 par value preferred stock, and 70,000,000 shares of its $0.001 par value common stock.

Common Stock

On August 26, 2010, the Company issued its sole officer and director of the Company 8,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $8,000.

During the period from Inception (August 20, 2010) to September 30, 2010, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of September 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued, and has determined that no such events have occurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,876 for the period from inception (August 20, 2010) to September 30, 2010.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through September 30, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$2,449
Total assets	$2,449
Total liabilities	$325
Shareholders’ equity	$2,124

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,876 for the period from Inception to September 30, 2010.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  Our 12-month budget is based on minimum operations, which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  The costs associated with operating as a public company are included in our budget.  The funds raised from this public offering have been prudently budgeted to sustain operations for a twelve month period following the closing of the offering.  The Company hopes to start generating revenue approximately six months after the closing of the public offering.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management plans to complete due diligence and finalize commission splits and incentives to attract talented and seasoned agents for each sector named.  Securing a web domain and initiating web presence is a key factor to our start-up efforts.  We have budgeted $1,000 in Sales and Marketing line item to secure a web domain and research and place an initial deposit with a web designer.  The Company has budgeted $2,000 for Sales and Marketing material including brochures and flyers that we expect to finalized during this timeframe.  Marketing efforts will consist of initiating contact with identified listings and clients.  We have budgeted $1,800 in Brokerage – Licensing, Dues, Fees and Insurance in the “Use of Proceeds” section for licenses, dues, fees and insurance associated with our start-up efforts and in an effort to gain a presence in the marketplace.  The balance of the proceeds budgeted for this timeframe amounting to $300 is allocated for office supplies and recruitment efforts.  Our overall goal for this timeframe continues with finalizing our marketing material, initiating efforts to attract listing and clients, and initiate recruitment of mid-level agents for each sector.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $1,000.  This amount is allotted for in the Sales and Marketing line item in the “Use of Proceeds” section.  The Company plans to continue efforts in direct marketing and networking with industry related associations and affiliations.  In addition, we plan to further our efforts to hire experienced mid-level agents with five or more commercial real estate experience in the Las Vegas market.  Most of the expenditures associated with these efforts will amount to lunches, recruiting fees, entertainment and related incidentals.  We have budgeted $1,500 in the Sales and Marketing line item to address the costs. Based on planned operations and a successful hiring campaign; the Company anticipates requiring office space and has budgeted $1,500 for this expense in the Rent line item of the “Use of Proceeds”.  Equipment purchases/leases are expected to cost $1,900 and is budgeted for in the “Use of Proceeds” section.  Towards the end of this quarter, we plan to start generating revenue from our services.  We have budgeted $2,500 in the Salaries/Contractors line item pay our employees/contractors.  The company anticipates a delay in payment for services rendered and we have planned for this potential situation in advance.  During this period we expect to incur $3,000 in accounting, audit and legal fees to remain in compliance with governmental and regulatory agencies.

7-9 MONTHS

The Company plans to engage in an aggressive marketing program to significantly increase our exposure in the marketplace and to increase our share of listings and tenant representations.  We believe this campaign will support our agents’ efforts to attract business and we have budgeted $4,000 towards these efforts during this timeframe.  We have budgeted $3,000 in the Salaries/Contractors line item to sustain these costs.  We anticipate generating revenue during this timeframe, but we have allocated these funds as a contingency plan for account receivable delays due to potential negotiated term payments from clients.  An addition amount of $500 is budgeted for incidentals related with these efforts including lunches and entertainment expenses.  The Company has budgeted $3,000 toward rent for this timeframe.  Additional planned responsibilities include initiating the drafting of a two-year overall business plan utilizing a commissioned sales force.

10-12 MONTHS

By the fourth quarter of operations, we hope to have a base of clients to sustain operations.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on expanding into other markets.  The Company has planned to develop a mapping and demographic analysis capabilities to aid our agents in presenting market information and has budgeted $2,600 for these efforts in addition to budgeting $900 for office supplies and related.  Rent is budgeted at $3,000 for the period.

Note: The Company planned milestones are based on quarters following the closing of the public offering.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a July 31st year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception (August 20, 2010) to September 30, 2010.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $2,449 in cash and cash equivalent at audited period ending September 30, 2010.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is July 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, August 20, 2010, to September 30, 2010 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Steve McFadden	46	August 2010	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION  AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

STEVE MCFADDEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. McFadden has over 13 years of experience in the real estate industry.  Mr. McFadden is currently employed with Wyndham Vacation Resorts as a frontline sales representative.  He has been with the company since April of 2008 and his duties include consultations on owning properties within the Wyndham Resorts umbrella of properties.  From January 2006 – April 2009 Mr. McFadden was the former Managing Director for NAI Horizon Commercial Real Estate the 3rd largest firm in Las Vegas.  Responsibilities included recruiting and training of NAI Horizon’s sales teams, developing and implementing professional sales strategies, and implementing a new strategic business plans which directly resulted in increased efficiencies and revenue for the company.  From 2003 – January 2006 Mr. McFadden served as the Vice President of Sales and Marketing for C.V. Perry Builders. Direct duties included land acquisitions, sales training, marketing and business planning. Through strategic media purchases and successfully recruiting top sales people Mr. McFadden was able to increase sales and market share by 50%.  From 1997 to 2003 Mr. McFadden began his career as a sales consultant with Dominion Homes in Columbus, Ohio.  He generated over $42 million in revenue over a 5 year period earning him numerous awards and recognition and he was promoted to Area Sales Manager for Toll Brothers.

Mr. McFadden has not held directorships during the past five years in any publicly traded company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Steve McFadden	2010	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on August 20, 2010, Empire Commercial & Industrial Corporation has not compensated Mr. McFadden, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Steve McFadden, President, CEO, and Director	8,000,000	100%	67%

All Officers and
Directors as a
Group		8,000,000	100%	67%

1.  The address of each executive officer and director is c/o Empire Commercial & Industrial Corporation, 2665 Strichen Avenue, Henderson, Nevada 89044.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Empire Commercial & Industrial Corporation. The aggregate amount of shares to be issued and outstanding after the offering is 12,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 8,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve McFadden is our sole officer and director.  We are currently operating out of the premises of Mr. McFadden, the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On August 26, 2010 the Company issued a total of 8,000,000 shares of common stock to Mr. McFadden for an equity investment of $8,000 or at $0.001 par value.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of the Company’s Form 8-A filed immediately thereafter, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, 8-K, and proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Until the effectiveness of such Form 8-A, the Company will only be required to comply with the limited reporting obligations required by Section 13(a) of the Exchange Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Empire Commercial & Industrial Corporation in connection with registering the sale of the common stock. Empire Commercial & Industrial Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$3,500
Edgar Fees	$700
Blue Sky Qualifications	$800

Total:	$6,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Empire Commercial & Industrial Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Empire Commercial & Industrial Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Empire Commercial & Industrial Corporation request as an officer or director. Empire Commercial & Industrial Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Empire Commercial & Industrial Corporation’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Empire Commercial & Industrial Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Empire Commercial & Industrial Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Empire Commercial & Industrial Corporation or is or was serving at the request of Empire Commercial & Industrial Corporation as a director, officer, employee or agent of Empire Commercial & Industrial Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Empire Commercial & Industrial Corporation. Empire Commercial & Industrial Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Empire Commercial & Industrial Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 26, 2010 the Company issued 8,000,000 shares of common stock at $0.001 par value to Steve McFadden, the Company’s founder for a $8,000 equity investment.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
a) Subscription Agreement b) Escrow Agreement

UNDERTAKINGS

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)              include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            include any additional or changed material information on the plan of distribution.

(2)           that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on November 17, 2010.

Empire Commercial & Industrial Corporation
(Registrant)

By: /s/ Steve McFadden
Steve McFadden
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Steve McFadden Steve McFadden	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	November 17, 2010